EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (“Waiver and Release”) is entered into by and between David Buck (“Executive”) and Aaron’s, Inc. (the “Company”). The term “Party” or “Parties” as used herein shall refer to Executive, the Company or both, as may be appropriate.
1.Retirement; Transition Period. Executive has announced his intention to retire from employment with the Company effective December 31, 2014 (the “Retirement Date”) and hereby agrees that he shall cease to be employed by the Company as of the Retirement Date. On August 1, 2014, Executive ceased to serve as Chief Operating Officer of the Company. During the period August 1, 2014 through the Retirement Date (the “Transition Period”), Executive shall assist in transitioning affairs of the Company for which he formerly had responsibility and shall be available to consult with representatives of the Company on an “as needed” basis; provided, however, that Executive shall not be authorized to transact business or incur any expenses, obligations, or liabilities on behalf of the Company during the Transition Period except as he is directed or authorized in writing to do so by the Company’s Chief Executive Officer or his designee.
1.    Consideration from Company. In consideration for Executive’s promises and covenants as set forth in this Waiver and Release, including, without limitation, Executive’s agreement to execute a Supplemental Waiver and Release in the form of Exhibit A hereto on or following the Retirement Date, the Company agrees to the following:
a.    Salary and Benefits Continuation During the Transition Period. During the Transition Period, the Company shall continue to pay Executive his Annual Base Salary in the gross amount of $500,000.00, less applicable deductions for federal, state and local withholding and other taxes. Also during the Transition Period, Executive shall continue to be eligible to participate in the Company’s benefit plans on the same terms and conditions as he participated as of August 1, 2014.
b.    Salary Continuation following Retirement Date. Provided that Executive executes a Supplemental Waiver and Release in the form of Exhibit A hereto on or within thirty (30) days following the Retirement Date and delivers same to the Company, and provided Executive does not subsequently revoke the Supplemental Waiver and Release within the allotted time, the Company shall continue to pay Executive his Annual Base Salary in the gross amount of $500,000.00, less applicable deductions for federal, state and local withholding and other taxes, for a period of 12 months following his Retirement Date. These salary continuation benefits shall be paid in accordance with the Company’s standard payroll schedule for the payment of base salary to executives, in substantially equal installments over a period of 12 months. Payment will begin on the sixtieth (60th) day following the Retirement Date, with a lump sum catch-up payment made at that time in an amount equal to the aggregate amount of payments that would have been paid through such date had payments commenced on the Retirement Date.

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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

c.    COBRA Premiums. Provided that Executive executes a Supplemental Waiver and Release in the form of Exhibit A hereto on or within thirty (30) days following the Retirement Date and delivers same to the Company, and provided Executive does not subsequently revoke the Supplemental Waiver and Release within the allotted time, the Company shall pay Executive a lump sum payment which is equal to the monthly COBRA Charge (as defined in the Executive Severance Pay Plan), multiplied by 12 (the number of months during which the Executive is provided salary continuation payments), grossed up for the estimated taxes payable on such payment (as determined by the Company). The lump sum payment will be paid to Executive on the sixtieth (60th) day following Executive’s Retirement Date.
d.    Aaron’s Incentive Plan. Executive will be eligible for a prorated bonus through Aaron’s Incentive Plan for 2014, if goals are achieved, based upon his earnings for the period of January 1, 2014 to August 1, 2014. If earned, the Company will pay Executive a lump sum payment, less applicable deductions for federal, state and local withholding and other taxes, for the prorated 2014 Aaron’s Incentive Plan payout, when such payout would normally be paid under the terms of the plan (in 2015).
If Executive is rehired by the Company or an affiliate of the Company while receiving benefits pursuant to this Waiver and Release, any remaining, unpaid salary continuation rights under Section 2(b) shall be forfeited upon rehire, and no additional benefits shall be paid.
2.    No Consideration Absent Execution of this Agreement. Executive understands and agrees that Executive would not receive the consideration specified in Section 2 above, except for Executive’s execution of this Waiver and Release and the fulfillment of the promises contained herein and, as applicable, his execution and fulfillment of the promises contained in a Supplemental Waiver and Release in the form of Exhibit A hereto.
3.    General Waiver and Release of Claims.
a.    Executive, on behalf of Executive, Executive’s heirs, executors, administrators, representatives, successors and assigns knowingly and voluntarily releases and forever discharges the Company, including its affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former Executives, attorneys, officers, directors, board members and agents thereof, both individually and in their business capacities, and their Executive benefit plans and programs and their administrators and fiduciaries (collectively, the “Released Parties”), to the full extent permitted by law, of and from any and all claims, known and unknown, asserted and unasserted, which Executive has or may have against the Released Parties as of the date of execution of this Waiver and Release including, but not limited to, any alleged violation of:
Title VII of the Civil Rights Act of 1964;

The Civil Rights Act of 1991;

Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

The Immigration Reform and Control Act;

The Americans with Disabilities Act of 1990 and the Americans with Disabilities Amendments Act of 2008;

The Age Discrimination in Employment Act of 1967 (“ADEA”);

The Workers Adjustment and Retraining Notification Act;

The Occupational Safety and Health Act;

Any Federal or State Whistleblower Statute;

The Dodd-Frank Wall Street Reform and Consumer Protection Act;

The Federal Company Whistleblower Protection Act, 12 USC § 1790b;

The Fair Credit Reporting Act;

The Family and Medical Leave Act;

The Equal Pay Act;

The Genetic Information Non-Discrimination Act;

Any state or local employment laws or regulations;

Any state or local anti-discrimination or civil rights statutes;

Any state or local anti-retaliation or whistleblower statutes;

Any state or local wage payment or wage and hour laws;

Any other federal, state or local civil or human rights laws or any other federal, state or local laws, regulations or ordinances;

Any public policy, contract, tort or common law claims; or

Any basis for recovering costs, fees or other expenses including attorneys’ fees incurred in these matters.

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EXHIBIT 10.1

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b.    Notwithstanding the foregoing, the Parties agree that this general waiver and release does not apply to any claims Executive may have for worker’s compensation benefits, unemployment insurance or indemnification as provided by state law as well as any other claims that cannot lawfully be released. The Company does not make any representation as to Executive’s eligibility for such benefits.
c.    Executive agrees that this Waiver and Release extinguishes any rights or alleged claims that Executive may have under the Company’s Executive Severance Pay Plan Effective February 1, 2014. Notwithstanding the foregoing, the Parties agree that this general waiver and release does not apply to any benefits to which Executive may be entitled under the Company’s short and long term disability plans. Executive’s eligibility for such benefits are determined by the terms of such plans and the Company does not make any representation as to Executive’s eligibility for such benefits.
4.    Acknowledgements and Affirmations.
a.    Executive affirms that Executive has not filed or caused to be filed and is not a party to any claim, complaint or action against any of the Released Parties in any forum or form Executive agrees that, by virtue of the Company’s promises and agreements as set forth in this Agreement, he has received fair economic value for any and all potential claims or causes of action he may have against the Released Parties, and that he is not entitled to any other damages or relief. Accordingly, Executive covenants and agrees that he will not file suit seeking to recover any further damages or relief personal to himself against any of the Released Parties, or seek or accept any further economic recovery, remedy or relief personal to himself against any of the Released Parties or based on allegations concerning wrongdoing by any of the Released Parties, arising from any matter or event existing as of the time of Executive’s execution of this Agreement.
b.    Executive also affirms that Executive has been paid or has received all compensation, wages, bonuses, commissions and benefits to which Executive may be entitled and that no other compensation, wages, bonuses, commissions or benefits are due to Executive, except as specifically otherwise provided in this Agreement. This provision in no way alters the entitlement to monies due to Executive pursuant to the terms of applicable retirement plans in which Executive is a plan participant (i.e., 401(k) and deferred compensation plan), of which the terms of those plans govern.
c.    Executive further affirms that Executive has no known workplace injuries or occupational diseases.
d.    Executive also affirms that Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or any of its officers, directors or Executives including, but not limited to, allegations of fraud.
e.    Executive further affirms that all of the Company’s decisions regarding Executive’s pay and benefits through the date of Executive’s execution of this

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Waiver and Release were not discriminatory based on age, disability, race, color, sex, religion, national origin, or any other classification protected by law.
f.    The Parties acknowledge that this Waiver and Release does not limit either Party’s right, where applicable, to file an administrative charge or participate in any investigative proceeding of any federal, state or local government agency.
5.    Confidentiality.
a.    Executive agrees that he will not publicize or disclose or cause or knowingly permit or authorize the publicizing or disclosure of the fact of this Waiver and Release, the contents of this Waiver and Release or of any negotiations leading up to it to any person, firm, organization or entity of any and every type, public or private, for any reason, at any time, without the prior written consent of the Company unless otherwise compelled by operation of law. The Parties acknowledge their intention that the provisions of this Section create no liability for disclosures made: (i) by persons from public information released by the Company; (ii) to enforce the terms of this Waiver and Release; or (iii) as otherwise compelled by operation of law.
b.    The foregoing notwithstanding, Executive acknowledges that the confidentiality provisions of this Section constitute a material inducement to the Company to enter into this Waiver and Release and represent that Executive has not directly or indirectly disclosed any Information to any third party prior to Executive’s execution of this Waiver and Release.
c.    Executive is permitted to disclose information concerning this Agreement to Executive’s spouse, attorneys, accountants and financial advisors. However, each such person to whom Executive discloses information concerning this Agreement shall first agree to be bound to the confidentiality provisions hereof and any disclosure by any such person so informed shall constitute a breach by Executive of Paragraph 6(a) above. Executive also is permitted to disclose the amount of consideration set forth in Section 2 above, as required by law, to governmental taxing authorities. In response to inquiries from third parties which seek information concerning this Agreement, Executive only will state that Executive cannot talk about it. Notwithstanding the foregoing, this provision shall not prevent the Executive from responding to subpoenas that are valid and enforceable under the law applicable to this Waiver and Release as issued by a court of law having jurisdiction over the Executive, or otherwise being legally compelled to provide information or documents to a governmental agency or self-regulatory organization having jurisdiction and the legal authority to require production by the Executive. The provisions in this Waiver and Release do not prohibit the Executive from responding to any inquiry by the Securities and Exchange Commission, the Department of Labor, or any other self-regulatory organization with jurisdiction over the matters contained herein.
d.    It is agreed that in the event of a breach of the provisions of this Section 6 by Executive, it would be impractical or extremely difficult to fix actual damages to the Company. Therefore, Executive agrees that in the event of such a breach,

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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

Executive shall pay to the Company, as liquidated damages, and not as penalty, the sum of 25% of the amount paid in Section 2, per breach which represents reasonable compensation to the Company for the loss incurred because of such a breach.
6.    Return of Company Property/Information; Pre-Existing Agreements and Restrictive Covenants.
a.    Within seven (7) calendar days of the Retirement Date, Executive will return all Company documents and other property currently in Executive’s possession including, but without limitation, any and all work, notes, reports, files, memoranda, records, cardkey passes, door and file keys, safe combinations, computers, computer access codes, cellular or smart phones, electronic media, instructional or personnel manuals, and other physical or personal property that Executive received or prepared or helped to prepare in connection with Executive’s employment with the Company (collectively, “Company Property”). Executive will not retain copies of any business, proprietary or confidential information in any form, including electronic.
b.    Executive acknowledges and agrees that in the course of Executive’s employment with the Company, Executive has acquired: (i) confidential information including without limitation information received by the Company from third parties, under confidential conditions; (ii) other technical, product, business, financial or customer information from the Company, the use or disclosure of which reasonably might be construed to be contrary to the interest of the Company; or (iii) any other proprietary information or data, including but not limited to customer lists, which Executive may have acquired during Executive’s employment (collectively, “Company Information”). Executive understands and agrees that such Company Information was disclosed to Executive in confidence and for use only by the Company. Executive understands and agrees that Executive: (i) will keep such Company Information confidential at all times, (ii) will not disclose or communicate Company Information to any third party, and (iii) will not make use of Company Information on Executive’s own behalf, or on behalf of any third party. These restrictions on use of Company Information will last for trade secrets as long as such information remains protected and for confidential information which is not trade secrets, for two (2) years from Executive’s last day of employment or for as long as such information is protected from by law. Executive agrees that any unauthorized disclosure to third parties of Company Information or other violation, or threatened violation, of this Waiver and Release would cause irreparable damage to the confidential or trade secret status of Company Information and to the Company, and that, therefore, the Company shall be entitled to an injunction prohibiting Executive from any such disclosure, attempted disclosure, violation or threatened violation.
c.    The Parties acknowledge and agree that the promises and covenants set forth in any prior agreement entered into by Executive and the Company that were intended to survive termination of Executive’s employment with the Company and that restrict, in whole or in part, (i) Executive’s use and disclosure of the Company’s confidential information and trade secrets; (ii) Executive’s competition with the Company;

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and/or (iii) Executive’s solicitation of the Company’s employees, franchisees, associates and current or prospective customers shall remain binding and enforceable in accordance with such agreement(s) terms, except that such agreement(s) (the “Prior Restrictive Covenants”) are hereby amended to substitute and replace the definition of “Competitive Services” in Section 9(b)(i) of this Waiver and Release for the definition of “Competitive Services” or the “Business” of the Company which may appear in the Prior Restrictive Covenants.
7.    Non-Disparagement. Executive agrees that he shall not, during the Transition Period and for a period of one (1) year following the Retirement Date, directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, company, partnership, corporation, business entity or otherwise make any statements that are disparaging or slanderous of the Company its products, services or associates, including management personnel and board members, including making anonymous electronic postings or use of social media, except as necessary in any legal proceedings or as might be required by law. For purposes of this paragraph a “disparaging” statement is one that reflects negatively upon the Company, its products, services, officers or associates.
8.    Restrictive Covenants
a.    Acknowledgments.
(i)    Access to Confidential Information: Executive acknowledges and agrees that Executive has been provided and entrusted with Confidential Information (as that term is defined below) during Executive’s employment with the Company, including highly confidential information that is subject to extensive measures to maintain its secrecy within the Company, is not known in the trade or disclosed to the public, and would materially harm the Company’s legitimate business interests if it was disclosed or used in violation of this Agreement.
(ii)    Valuable Customer, Franchisee and Associate Relationships: Executive acknowledges and agrees that the Company’s relationships and goodwill with its current and prospective customers and franchisees and its associates are critical to the Company’s long-term success.
(iii)    Potential Unfair Competition: Executive acknowledges and agrees that as a result of Executive’s employment with the Company, knowledge of and access to Confidential Information, and relationships with the Company’s customers, franchisees and Associates, Executive would have an unfair competitive advantage if Executive were to engage in activities in violation of the covenants set forth in this Agreement. Executive further acknowledges and agrees that such covenants are reasonable and necessary to protect the Company’s legitimate business interests.
(iv)    No Undue Hardship: Executive acknowledges and agrees that Executive possesses marketable skills and abilities that will enable Executive to find suitable employment without violating the covenants set forth in this Agreement.

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EXHIBIT 10.1

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b.    Definitions. The following capitalized terms used in this Waiver and Release shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:
(i)    “Competitive Services” means (1) renting, leasing and/or selling new or reconditioned residential furniture, consumer electronics, computers (including hardware, software and accessories), appliances, household goods and home furnishings; provided, however, that for the purposes of this Waiver and Release “Competitive Services” shall not include selling new goods or merchandise by Executive or on behalf of or as an employee of any entity or individual that has no involvement in rental, leasing, rent-to-own, or similar activity related to such goods or merchandise either on its own, through a subsidiary or affiliated entity or person, or in partnership with any other entity or person; (2) designing, manufacturing and/or reconditioning of residential furniture of a type especially suited to the leasing, rental and sales business; and (3) providing any other activities, products, or services of the type conducted, authorized, offered, or provided by the Company as of Executive’s Retirement Date, or during the one (1) year period immediately prior to Executive’s Retirement Date.
(ii)    “Competitor” means any Person other than the Company engaged, in whole or in part, in Competitive Services, including, but not by way of limitation, the following entities which Executive acknowledges and agrees directly compete with the Company: Rent-A-Center, Inc. (including, but not limited to, Colortyme); Easyhome, Inc.; Premier Rental-Purchase, Inc.; Discover Rentals; New Avenues, LLC; and Bi-Rite Co., d/b/a Buddy’s Home Furnishings, or any other parent, owner, or affiliated corporate entity or person with any of the listed Companies or trade names above.
(iii)    “Confidential Information” means any and all data and information relating to the Company, its activities, business, or clients that (1) is disclosed to Executive or of which Executive becomes aware as a consequence of Executive’s employment with the Company; (2) has value to the Company; and (3) is not generally known outside of the Company. “Confidential Information” shall include, but is not limited to the following types of information regarding, related to, or concerning the Company: trade secrets (as defined by O.C.G.A. § 10-1-761); financial plans and data; management planning information; business plans; operational methods; market studies; marketing plans or strategies; rate and pricing information; product development techniques or plans, including, but not limited to, information on the development, maintenance and use of unique techniques, concepts and knowledge with respect to renting, leasing, and selling practices; and information relating to the machinery, equipment, and processes by which Aaron’s manufactures products for its business; customer lists; customer files, data and financial information; details of customer contracts; current and anticipated customer requirements; information dealing with the nature of customers’ accounts, including the dates on which agreements between Aaron’s and such customers will end and be subject to renewal; identifying and other information pertaining to business referral sources; past, current and planned research and development; computer aided systems, software, strategies and programs; business acquisition plans; management organization and related information (including, without limitation, data and

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other information concerning the compensation and benefits paid to officers, directors, Associates and management); personnel and compensation policies; new personnel acquisition plans; and other similar information. In addition to data and information relating to the Company, “Confidential Information” also includes any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company by such third party, and that the Company has a duty or obligation to keep confidential. This definition shall not limit any definition of “confidential information” or any equivalent term under state or federal law. “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company.
(iv)    “Material Contact” means contact between Executive and a customer or potential customer of the Company, or between Executive and a franchisee or potential franchisee of the Company, (1) with whom Executive has or had dealings on behalf of the Company; (2) whose dealings with the Company are or were coordinated or supervised by Executive; (3) about whom Executive obtains Confidential Information in the ordinary course of business as a result of Executive’s employment with the Company; or (4) who receives products or services of the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Executive within the one (1) year prior to Executive’s Retirement Date.
(v)    “Person” means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.
(vi)    “Principal or Representative” means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, associate, agent, representative or consultant.
(vii)    “Protected Customer” means any Person to whom the Company has sold its products or services or actively solicited to sell its products or services, and with whom Executive has had Material Contact on behalf of the Company during Executive’s employment with the Company.
(viii)    “Protected Franchisee” means any Person who is a franchisee of the Company, and with whom Executive has had Material Contact on behalf of the Company during Executive’s employment with the Company.
(ix)    “Protected Work” means any and all ideas, inventions, formulas, source codes, object codes, techniques, processes, concepts, systems, programs, software, software integration techniques, hardware systems, schematics, flow charts, computer data bases, client lists, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable, and whether or not subject to copyright or trademark or trade secret protection, conceived, developed or produced by Executive, or by others working with Executive or under Executive’s direction,

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during the period of Executive’s employment, or conceived, produced or used or intended for use by or on behalf of the Company or its customers.
(x)    “Restricted Period” means any time during Executive’s employment with the Company, as well as one (1) year from Executive’s Retirement Date.
(xi)    “Restricted Territory” means the geographic area within fifty (50) miles of any location where Company or a franchisee of Company provides Competitive Services and where Executive worked on behalf of the Company, or for which Executive had responsibility as a manager of the Company, during the one (1) year period preceding the Retirement Date (as defined herein).
(xii)    “Restrictive Covenants” means the restrictive covenants contained in Sections b through f hereof.
(xiii)    “Retirement” means the Retirement of Executive’s employment with the Company, for any reason, whether with or without cause, upon the initiative of either party.
(xiv)    “Retirement Date” means the date of Executive’s Retirement.
c.    Restriction on Disclosure and Use of Confidential Information. Executive agrees that Executive shall not, directly or indirectly, use Confidential Information on Executive’s own behalf or on behalf of any Person other than Company, or reveal, divulge, or disclose any Confidential Information to any Person not expressly authorized by the Company to receive Confidential Information. This obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information set forth in Section 7 above. Executive further agrees that Executive shall fully cooperate with the Company in maintaining the Confidential Information to the extent permitted by law. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or Executive’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.
d.    Non-Competition. Executive agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company’s Chief Executive Officer, directly or indirectly (i) carry on or engage in any of the Competitive Services which Executive engaged in as an Executive of the Company within the Restricted Territory on Executive’s own behalf or on behalf of any Competitor, or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control, of any business, whether in corporate, proprietorship or partnership form or otherwise which business is a Competitor engaged in the provision of Competitive Services within

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EXHIBIT 10.1

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the Restricted Territory. Provided, however, that notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that Executive may pursue an opportunity to become a franchisee to the Company at any point following the Retirement Date and, if Executive is approved as a franchisee or is approved to otherwise participate in the operation of any Aaron’s franchised business, such event shall not constitute a breach of this Section 9(d) or any other agreement or contract between Executive and the Company.
e.    Non-Solicitation of Protected Customers. Executive agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company’s Chief Executive Officer, directly or indirectly, on Executive’s own behalf or as a Principal or Representative of any Person, solicit, divert, take away, or attempt to solicit, divert, or take away a Protected Customer for the purpose of engaging in, providing, or selling Competitive Services.
f.    Non-Recruitment of Associates. Executive agrees that, during the Restricted Period, Executive shall not, directly or indirectly, whether on Executive’s own behalf or as a Principal or Representative of any Person, solicit or induce, or attempt to solicit or induce, any Associate of the Company to terminate their employment relationship with the Company or to enter into employment with the Executive or any other Person.
g.    Non-Recruitment of Protected Franchisees. Executive agrees that, during the Restricted Period, Executive shall not, directly or indirectly, whether on Executive’s own behalf or as a Principal or Representative of any Person, solicit or induce, or attempt to solicit or induce, any Protected Franchisee of the Company to terminate its relationship with the Company or to provide Competitive Services on behalf of a Competitor.
h.    Rights and Remedies Upon Breach: The parties specifically acknowledge and agree that the remedy at law for any breach of the Restrictive Covenants will be inadequate, and that in the event Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company shall have the right and remedy, without the necessity of proving actual damage or posting any bond, to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Executive understands and agrees that if Executive violates any of the obligations set forth in the Restrictive Covenants, the period of restriction applicable to each obligation violated shall cease to run during the pendency of any litigation over such violation, provided that such litigation was initiated during the period of restriction. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. Executive understands and agrees that the Company will be entitled, in addition

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to any other remedy, to recover from Executive its reasonable costs and attorneys’ fees incurred in enforcing such covenants.
i.    Severability and Modification of Covenants: Executive acknowledges and agrees that each of the Restrictive Covenants is reasonable and valid in time and scope and in all other respects. The parties agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent permitted by law. Each of the Restrictive Covenants shall be considered and construed as a separate and independent covenant. Should any part or provision of any of the Restrictive Covenants be held invalid, void, or unenforceable, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Agreement or such Restrictive Covenant. If any portion of any of the Restrictive Covenants is found to be invalid or unenforceable because its duration, geographic territory, scope of activities, or information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforced to the fullest extent permitted by law.
9.    Cooperation. As an essential term and condition of this Agreement, Executive agrees that he will continue to cooperate with and assist the Company and its shareholders and their legal counsel in connection with any compliance or other matters related to the Company Releasees of which he may have knowledge.  Such matters shall include, but not be limited to, any internal investigation or audit, any administrative, regulatory or judicial investigation or any proceeding, litigation or dispute with a third party.  Such cooperation shall include, but not be limited to, meeting and/or conferring with Company representatives and counsel at reasonable times to respond to such matters, being available to the Company upon reasonable notice for interviews and factual investigations, and appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process. The Company will reimburse the Executive in regard to reasonable and necessary expenses incurred by him in the course of complying with this Section. Executive further agrees that he will not voluntarily appear in any proceeding brought by another private party, which private party is adverse to the Company, unless required by law and, if so required, he must promptly notify the Company’s General Counsel.
10.    No Admission of Wrongdoing. The Parties agree that neither this Waiver and Release nor the furnishing of the consideration for this Waiver and Release shall be deemed or construed at any time for any purpose as an admission by the Released Parties of wrongdoing or evidence of any liability or unlawful conduct of any kind.
11.    Job References. Executive shall direct all individuals inquiring about Executive’s employment with the Company to the “Work Number” at 1-800-367-5690, which will follow the Company’s policy by responding with only Executive’s last position and dates of employment. The Company’s Code for the Work Number is 70106.

12.	Consideration and Revocation Periods - Notice.

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a.    Executive acknowledges that Executive has been advised to consult with an attorney of Executive’s own choosing before signing this Waiver and Release, in which Executive waives important rights, including those under the Age Discrimination in Employment Act.
b.    By executing this Waiver and Release, Executive also acknowledges that Executive has been afforded 21 calendar days to consider the meaning and effect of this Waiver and Release and to discuss the contents and meaning of this Waiver and Release, as well as the alternatives to signing this Waiver and Release, with an attorney of Executive’s choosing. Executive agrees that the 21-day consideration period began on the date this Waiver and Release first was delivered to Executive and that if the Company changes any of the terms of the offer contained in this Waiver and Release (whether the changes are material or not), the 21-day consideration period shall not be restarted but shall continue without interruption. If the last day of the consideration period falls on a day when the Company’s offices are closed, the consideration period will end the on the next business day.
c.    Executive understands that the releases contained in this Waiver and Release do not extend to any rights or claims that Executive has under the Age Discrimination in Employment Act that first arise after execution of this Waiver and Release.
d.    If Executive signs this Waiver and Release before the 21-day consideration period expires, the 7-day revocation period (described in Section 12(e) below) immediately shall begin. If Executive signs this Waiver and Release before the 21-day consideration period expires, Executive agrees that Executive knowingly and voluntarily has accepted the shortening of the 21-day consideration period and that the Company has not promised Executive anything or made any representations that are not contained in this Waiver and Release. In addition, if Executive signs this Waiver and Release before the 21-day consideration period expires, Executive acknowledges and affirms that the Company has not threatened to withdraw or alter the offer contained in this Waiver and Release prior to the expiration of the 21-day consideration period.
e.    Executive may revoke this Waiver and Release for a period of seven (7) calendar days following the date Executive executes this Waiver and Release. Any revocation during this period must be submitted in writing and state, “I hereby revoke my acceptance of our Waiver and Release and General Release of All Claims.” The revocation must be directed to Chad Strickland, VP Associate Resources, 309 East Paces Ferry Road, Atlanta, Georgia 30305 and received within seven (7) calendar days after Executive’s execution of this Waiver and Release. If the last day of the revocation period falls on a day when the Company’s offices are closed, the revocation period will end on the next business day. The foregoing notwithstanding, this Waiver and Release shall not become effective and enforceable until the seven-day revocation period has expired.
13.    Liens and Attorneys’ Fees/Indemnification.

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David Buck
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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

a.    Executive acknowledges that Executive solely is responsible for any liens made in connection with any services performed on Executive’s behalf by any attorney, consultant, health care providers or other third parties.
b.    Executive further acknowledges and agrees that Executive will indemnify the Released Parties for any and all costs any of them incur as a result of any claims made by any attorneys, consultants, health care providers or other third parties to recover monies from the amounts payable to Executive under this Waiver and Release.
14.    Governing Law, Choice of Forum and Interpretation. This Waiver and Release shall be governed and conformed in accordance with the laws of the State of Georgia, however, that parole evidence shall not be admissible to alter, vary or supplement the term of this Waiver and Release. In the event of a breach of any provision of this Waiver and Release, either Party may institute an action specifically to enforce any term or terms of this Waiver and Release or seek damages for breach exclusively in the state or federal court within Georgia. Should any provision of this Waiver and Release be declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision immediately shall become null and void, leaving the remainder of this Waiver and Release in full force and effect.
15.    Rights and Remedies Upon Breach. In addition to any other remedies identified or otherwise referenced in the Waiver and Release Agreement, Executive acknowledges and agrees that if Executive violates any of the provisions in the Waiver and Release Agreement, Executive shall immediately forfeit his right to receive any Severance Pay Benefits, the Company shall have no further obligation to make any payment of Severance Pay Benefits to Executive, and Executive shall be obligated to repay any Severance Pay Benefits already paid pursuant to the Plan.
16.    Amendment. This Waiver and Release may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Waiver and Release.
17.    Miscellaneous.
a.    This Waiver and Release may be signed in counterparts, both of which shall be deemed an original, but both of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Waiver and Release or a signature transmitted by facsimile or electronic mail shall have the same effect as the original signature.
b.    The section headings used in this Waiver and Release are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.
c.    This Waiver and Release was the result of negotiations between the Parties. In the event of vagueness, ambiguity or uncertainty, this Waiver and

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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

Release shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared it jointly.
d.    If Executive or the Company fails to enforce this Waiver and Release or to insist on performance of any term, that failure does not mean a waiver of that term or of the Waiver and Release. The Waiver and Release remains in full force and effect anyway.
e.    The amount of the Consideration set forth in Paragraph 2 payable to Executive that are exempt from Section 409A of the Internal Revenue Code of 1986 may be reduced, in the sole discretion of the Company, by any outstanding debt of Executive to the Company arising out of the employment relationship between Executive and the Company.
18.    Entire Agreement. This Waiver and Release sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties hereto, except those specifically identified in Paragraph 7(c), which are incorporated herein by reference. Executive acknowledges that Executive has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive’s decision to accept this Waiver and Release, except for those set forth in this Waiver and Release.

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David Buck
Initials

EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

HAVING ELECTED TO EXECUTE THIS WAIVER AND RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE CONSIDERATION SET FORTH IN SECTION 2 ABOVE, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS WAIVER AND RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EXECUTIVE HAS OR MIGHT HAVE AGAINST THE RELEASED PARTIES AS OF THE EXECUTION OF THIS WAIVER AND RELEASE.

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Waiver and Release as of the date set forth below:

David Buck	Aaron’s, Inc.

/s/ David L. Buck_____________________	/s/ D. Chad Strickland____________________

Signature	Signature

David L. Buck________________________	D. Chad Strickland, Sr. V.P., Associate Resources

Printed Name	Printed Name

_8/20/2014__________________________	_8/22/2014_______________________________

Date	Date

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David Buck
Initials

EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

Exhibit A
Supplemental Waiver and Release

This Supplemental Waiver and Release Agreement (“Supplemental Waiver and Release”) is entered into by and between David Buck (“Executive”) and Aaron’s, Inc. (the “Company”) as a condition of Executive’s receipt of certain special consideration from the Company to which he is not otherwise entitled as more particularly described in the Waiver and Release Agreement to which this Supplemental Waiver and Release was attached as Exhibit A.

a.    Executive, on behalf of Executive, Executive’s heirs, executors, administrators, representatives, successors and assigns knowingly and voluntarily releases and forever discharges the Company, including its affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former Executives, attorneys, officers, directors, board members and agents thereof, both individually and in their business capacities, and their Executive benefit plans and programs and their administrators and fiduciaries (collectively, the “Released Parties”), to the full extent permitted by law, of and from any and all claims, known and unknown, asserted and unasserted, which Executive has or may have against the Released Parties as of the date of execution of this Supplemental Waiver and Release including, but not limited to, any alleged violation of:
Title VII of the Civil Rights Act of 1964;

The Civil Rights Act of 1991;

Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

The Immigration Reform and Control Act;

The Americans with Disabilities Act of 1990 and the Americans with Disabilities Amendments Act of 2008;

The Age Discrimination in Employment Act of 1967 (“ADEA”);

The Workers Adjustment and Retraining Notification Act;

The Occupational Safety and Health Act;

Any Federal or State Whistleblower Statute;

The Dodd-Frank Wall Street Reform and Consumer Protection Act;

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David Buck
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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

The Federal Company Whistleblower Protection Act, 12 USC § 1790b;

The Fair Credit Reporting Act;

The Family and Medical Leave Act;

The Equal Pay Act;

The Genetic Information Non-Discrimination Act;

Any state or local employment laws or regulations;

Any state or local anti-discrimination or civil rights statutes;

Any state or local anti-retaliation or whistleblower statutes;

Any state or local wage payment or wage and hour laws;

Any other federal, state or local civil or human rights laws or any other federal, state or local laws, regulations or ordinances;

Any public policy, contract, tort or common law claims; or

Any basis for recovering costs, fees or other expenses including attorneys’ fees incurred in these matters.

b.    Notwithstanding the foregoing, Executive and the Company agree that this general waiver and release does not apply to any claims Executive may have for worker’s compensation benefits, unemployment insurance or indemnification as provided by state law as well as any other claims that cannot lawfully be released. The Company does not make any representation as to Executive’s eligibility for such benefits.
c.    Executive agrees that this Supplemental Waiver and Release extinguishes any rights or alleged claims that Executive may have under the Company’s Executive Severance Pay Plan Effective February 1, 2014. Notwithstanding the foregoing, the Parties agree that this general waiver and release does not apply to any benefits to which Executive may be entitled under the Company’s short and long term disability plans. Executive’s eligibility for such benefits are determined by the terms of such plans and the Company does not make any representation as to Executive’s eligibility for such benefits.
d.    Executive affirms that Executive has not filed or caused to be filed and is not a party to any claim, complaint or action against any of the Released Parties in any forum or form, except Executive’s claim for workers’ compensation benefits. Executive agrees that, by virtue of the Company’s promises and agreements as set forth in this Agreement, he has received fair economic value for any and all potential claims or

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David Buck
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EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

causes of action he may have against the Released Parties, and that he is not entitled to any other damages or relief. Accordingly, Executive covenants and agrees that he will not file suit seeking to recover any further damages or relief personal to himself against any of the Released Parties, or seek or accept any further economic recovery, remedy or relief personal to himself against any of the Released Parties or based on allegations concerning wrongdoing by any of the Released Parties, arising from any matter or event existing as of the time of Executive’s execution of this Agreement.
e.    Executive acknowledges that Executive has been advised to consult with an attorney of Executive’s own choosing before signing this Supplemental Waiver and Release, in which Executive waives important rights, including those under the Age Discrimination in Employment Act.
f.    By executing this Supplemental Waiver and Release, Executive also acknowledges that Executive was afforded 21 calendar days to consider the meaning and effect of this Supplemental Waiver and Release and to discuss the contents and meaning of this Supplemental Waiver and Release, as well as the alternatives to signing this Supplemental Waiver and Release, with an attorney of Executive’s choosing. Executive agrees that the 21-day consideration period began on the date the Waiver and Release Agreement to which this Supplemental Waiver and Release was attached as Exhibit A first was delivered to Executive and that if the Company changes any of the terms of the offer contained in this Supplemental Waiver and Release (whether the changes are material or not), the 21-day consideration period shall not be restarted but shall continue without interruption. If the last day of the consideration period falls on a day when the Company’s offices are closed, the consideration period will end the on the next business day.
g.    Executive understands that the releases contained in this Supplemental Waiver and Release do not extend to any rights or claims that Executive has under the Age Discrimination in Employment Act that first arise after execution of this Supplemental Waiver and Release.
h.    Executive agrees that the Company has not promised Executive anything or made any representations that are not contained in this Supplemental Waiver and Release or the Waiver and Release Agreement to which it was attached as Exhibit A.
i.    Executive may revoke this Supplemental Waiver and Release for a period of seven (7) calendar days following the date Executive executes this Supplemental Waiver and Release. Any revocation during this period must be submitted in writing and state, “I hereby revoke my acceptance of our Supplemental Waiver and Release.” The revocation must be directed to Chad Strickland, VP Associate Resources, 309 East Paces Ferry Road, Atlanta, Georgia 30305 and received within seven (7) calendar days after Executive’s execution of this Supplemental Waiver and Release. If the last day of the revocation period falls on a day when the Company’s offices are closed, the revocation period will end on the next business day. The foregoing notwithstanding, this Supplemental

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David Buck
Initials

EXHIBIT 10.1

WAIVER AND RELEASE AGREEMENT

Waiver and Release shall not become effective and enforceable until the seven-day revocation period has expired.
HAVING ELECTED TO EXECUTE THIS WAIVER AND RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE CONSIDERATION SET FORTH IN SECTION 2 OF THE WAIVER AND RELEASE AGREEMENT TO WHICH THIS SUPPLEMENTAL WAIVER AND RELEASE WAS ATTACHED AS AN EXHIBIT, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SUPPLEMENTAL WAIVER AND RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EXECUTIVE HAS OR MIGHT HAVE AGAINST THE RELEASED PARTIES AS OF THE EXECUTION OF THIS SUPPLEMENTAL WAIVER AND RELEASE.

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Supplemental Waiver and Release as of the date set forth below:

David Buck	Aaron’s, Inc.

______________________________	_______________________________________

Signature	Signature

_______________________________	D. Chad Strickland, Sr. V.P., Associate Resources

Printed Name	Printed Name

_________________________________	_____________________________________

Date	Date

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David Buck
Initials